Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 24 0.14a-12

ICC HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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225 20th Street | Rock Island, IL 61201 P: 309-793-1700| www.ilcasco.com

April 7, 2022

ICC Holdings, Inc.

225 20th Street

Rock Island, Illinois 61201

Dear Shareholders:

Please consider this letter your personal invitation to attend the 2022 ICC Holdings, Inc. Annual Meeting of Shareholders. The meeting will be conducted via live audio webcast only, on Wednesday, May 18, 2022, at 9:00 a.m. Central Daylight Time. It can be accessed virtually via the Internet at: www.proxydocs.com/ICCH.

Business scheduled to be considered at the meeting includes the election of directors and ratification of Johnson Lambert, LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2021 and their impact on you and your Company. The Company will be discussing accomplishments such as a rating upgrade to A- from A.M. Best, as well as updates on operations and strategic planning.

To participate in the Annual Meeting of Shareholders, you must register by the Registration Deadline, May 14, 2022, at 4:00 p.m. Central Daylight Time, and provide the control number included in your notice or on the instructions that accompanied your proxy materials. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. The meeting webcast will begin promptly at 9:00 a.m. Central Daylight Time. We encourage you to access the meeting prior to the start time. Instructions should also be provided on the voting instruction form provided by your bank, broker, or other nominee.

We are furnishing our proxy materials via the Internet or by mail at shareholder request. Shareholders will receive a mailed notice card with instructions on how to vote and view our proxy materials online. If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper copy in time for this year’s annual meeting, please make this request on or before May 7, 2022. For a convenient way to view Proxy materials and vote online, go to: www.proxydocs.com/ICCH.

In the year ahead, the Company looks to build upon its positive and inclusive company culture, with specific initiatives targeted at increasing diversity and inclusion at all levels of the organization. As a global citizen, the Company will be continually enhancing its ESG program. The goal of these initiatives will be to position ICC Holdings, Inc. as a leading example of responsible corporate culture and efficient, sustainable operations among our peers and throughout our industry.

Thank you for your interest in ICC Holdings, Inc. as well as your confidence in, and support of, our future.

Sincerely,

/s/ Arron Sutherland

Arron K. Sutherland

President, Chief Executive Officer, and Director

The 2022 Annual Meeting of Shareholders will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “General Information – Voting – Virtual Shareholder Meeting” below for registration instructions. Shareholders will be able to virtually attend, vote, and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.

ICC Holdings, Inc. | 225 20th Street | Rock Island, Illinois 61201

_____________________________________________________________

Notice of THE 2022 Annual Meeting of Shareholders

Wednesday,  May 18, 2022

_____________________________________________________________

To the Shareholders of ICC Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders of ICC Holdings, Inc. will be held on Wednesday, May 18, 2022, at 9:00 a.m. Central Daylight Time and accessed virtually via the Internet at www.proxydocs.com/ICCH, to:

1.

elect three (3) Class II director nominees to the Board of Directors of ICC Holdings, Inc, each to serve until the 2025 Annual Meeting of Shareholders, or until the earlier of their resignation, or their respective successors shall have been elected and qualified;

2.	ratify the appointment of Johnson Lambert, LLP as the Company’s independent registered public accounting firm for the current fiscal year; and
3.	transact other such business as may properly be brought before the meeting.

Each share of the Company’s common stock will be entitled to one vote upon all matters described above. Only holders of common stock of the Company at the close of business on March 10, 2022, are entitled to notice of and to vote at the Annual Meeting of Shareholders.  A list of these shareholders of record is available at the corporate offices of ICC Holdings, Inc. from April 7, 2022, until May 17, 2022.

By Order of the Board of Directors,

/s/ Arron Sutherland

Arron K. Sutherland

President, Chief Executive Officer, and Director

Rock Island, Illinois

April 7, 2022

Please note that the 2022 Annual Meeting of Shareholders will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, you must register by the Registration Deadline and provide the control number included in your proxy materials. Accordingly, it is important that you submit your proxy by any method described below:

•	By Internet: you have the option to vote your shares over the Internet in accordance with the instructions provided on your proxy card;
•	By Phone: you can also vote your shares by telephone, toll-free, in accordance with the instructions provided on your proxy card; or
•	By Mail: you can vote your shares by completing the proxy card and signing, dating, and returning it as promptly as possible.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting of Shareholders, or by mailing another proxy card with a later date or voting by telephone or over the Internet at a later date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on Wednesday, May 18, 2022. The Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2021, are available at www.proxydocs.com/ICCH.

OTHER BUSINESS	32
INVESTOR INFORMATION	33
Annual Shareholders Meeting	33
Internet Voting	33
Shareholder Inquiries	33
Contacting ICC Holdings, Inc.	33
ICC on the Web	33

Table of Contents	ICC Holdings, Inc. 2022 Proxy Statement

ICC Holdings, Inc. | 225 20th Street | Rock Island, Illinois 61201

PROXY STATEMENT

Annual Meeting of Shareholders to be held Wednesday, May 18, 2022

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of ICC Holdings, Inc., a Pennsylvania corporation (the “Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m. Central Daylight Time on Wednesday, May 18, 2022, and accessed online at www.proxydocs.com/ICCH.

The Company intends to mail the Notice Regarding the Availability of Proxy Materials for the Annual Meeting of ICC Holdings, Inc. on or about April 7, 2022. Information included in this Proxy Statement is as of April 7, 2022.

VOTING

Because many shareholders cannot attend the virtual Annual Meeting live, it is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s bylaws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares in advance.

Whether you hold your shares directly as the shareholder of record, or through a broker, trustee, or other nominee (“in street name”), you may vote in one of the following ways:

•

By Internet. Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card. Shareholders will need to have the control number appearing on their proxy card available in order to submit their proxy over the Internet.

•

By Telephone. Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card. Shareholders will need to have the control number appearing on their proxy card available in order to submit their proxy by telephone.

•	By Mail. Shareholders may submit their proxy by signing, dating, and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below.

Each proxy will be voted in accordance with the shareholder’s instructions. If you return a signed proxy card without any voting instructions, your shares will be voted as recommended by the Board of Directors.

Revocation of Proxies

All proxies delivered by shareholders of record pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder (1) by giving written notice to the Corporate Secretary at the Annual Meeting, or (2) by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date. If your shares are held in “street name” (that is, through a broker, trustee, or other holder of record), you will receive a proxy card from your broker seeking instructions as to how your shares should be voted. You will need to follow those instructions in order to revoke your proxy prior to the meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

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Additional Information

Directors are elected by a plurality of votes cast. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld and broker non-votes are deemed present at the meeting and thus will be counted for quorum purposes. Votes withheld from a particular nominee and broker non-votes will not constitute or be counted as votes cast for such nominee. The outcome of the votes to ratify the selection of Johnson Lambert, LLP as the Company’s independent registered public accounting firm for the current fiscal year (“Proposal Two”) requires the favorable vote of a majority of the votes cast on those matters. With respect to Proposal Two, shareholders may vote “For,” “Against,” or “Abstain”. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will not constitute or be counted as votes cast, and will not affect the outcome on, Proposal Two.

Brokers who hold shares for the accounts of their clients in “street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the rules of the New York Stock Exchange and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum but are not considered entitled to vote on that matter. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, such as Proposal Two, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections. As a result, your broker will not be able to vote your shares on Proposal One without your direction. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent. You may not vote shares held in “street name” at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

Virtual Shareholder Meeting

Shareholders as of the record date may attend, vote, and submit questions virtually at our Annual Meeting by logging in to www.proxydocs.com/ICCH to register and receive instructions on how to attend the Annual Meeting. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form, or this notice.  If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

At our virtual Annual Meeting, shareholders will be able to attend, vote, and submit questions virtually. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at www.proxydocs.com/ICCH.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 10, 2022, the record date, shall be entitled to vote at the 2022 Annual Meeting. As of the record date, the Company had 3,295,356 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2022 Annual Meeting.

COST OF PROXY SOLICITATION

The solicitation of proxies is being made by the Company, and the Company will bear the cost of solicitation. In addition to the use of mail, proxies may be solicited in person, by telephone, or other electronic means, by directors, officers, or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NASDAQ Stock Market LLC (“NASDAQ”), the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries, and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s common stock and obtaining their proxies or voting instructions.

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ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of Annual Meeting of Shareholders and Proxy Statement and the Company’s 2021 Annual Report on Form 10-K are available on the Company’s website at http://ir.iccholdingsinc.com and at www.proxydocs.com/ICCH.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), as of March 10, 2022, the only persons known by us to be beneficial owners of five percent or more of the outstanding shares of our common stock were as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock
R. Kevin Clinton(1)	452,459	13.73%
6410 Oakencliffe Ln.
East Lansing, Michigan 48823

ICC Holdings, Inc. Employee Stock Ownership Plan(2)	350,000	10.62%
225 20th Street Rock Island, Illinois 61201

Rock Island Investors, LLC(3)	302,288	9.17%
c/o Domain Capital Advisors, LLC
1230 Peachtree Street NE, Suite 3500
Atlanta, Georgia 30309

Mr. Joseph Stillwell(4)	234,543	7.12%
200 Calle del Santo Cristo
San Juan, Puerto Rico 00901

M3 Partners, L.P (5)	230,943	7.01%
10 Exchange Place, Suite 510
Salt Lake City, Utah 84111

Tuscarora Wayne Insurance Company	200,000	6.07%
41908 Route 6
PO Box 7
Wyalusing, Pennsylvania 18853-0007

James D. von Maur(6)	183,641	5.57%
6565 Brady Street
Davenport, Iowa 52806

Table of Contents	ICC Holdings, Inc. 2022 Proxy Statement

(1) Includes R. Kevin Clinton Irrevocable Trust for Avery Anne Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust

for Connor Richard Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust for Colleen Casey Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust for Ryan Kevin Clinton u/a/d December 13, 2012, Marilyn J. Clinton Trust Agreement Dated August 29, 2001, and R. Kevin Clinton, IRA. This information is derived from its amendment No. 1 to Schedule 13D/A filed with the SEC on September 12, 2018.

(2) The Company’s Employee Stock Ownership Plan (ESOP) held 115,627 shares which have been allocated to participants of the plan. The ESOP has no sole voting or sole dispositive power with respect to the allocated shares. Each ESOP participant or beneficiary may direct the ESOP as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The ESOP has sole voting power with respect to all unallocated shares (234,372). With respect to allocated shares for which no votes are received, the ESOP will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received. This information is derived from its Amendment No. 4 to Schedule 13G/A filed with the SEC on February 11, 2022.

(3) Includes Domain Capital Advisors, LLC, Domain Capital Group, LLC, Leardo Asset Management, LLC, and Patrick R. Leardo. This information is derived from its Amendment No. 2 to Schedule 13G/A filed with the SEC on February 14, 2022, and its Form 4 filed on February 15, 2022.

(4) Includes Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and the general partner of Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., and Stilwell Partners, L.P., and Joseph Stilwell, the managing member and owner of Stilwell Value LLC.  This is derived from its Amendment No. 1 to Schedule 13D/A filed with the SEC on August 30, 2021.

(5) Includes M3 Funds, LLC, its general partner, M3F, Inc., its investment advisor, Jason A. Stock and William C. Waller, each of whom are managers of the general partner and managing directors of the investment advisor.  This information is derived from its Amendment No. 2 to Schedule 13G/A filed with the SEC on February 14, 2022.

(6) Includes James D. von Maur as Custodian for (i) Ana von Maur Uniform Transfers to Minors Account, (ii) James D. von Maur, Jr. Uniform Transfer to Minors Account, and (iii) Otto von Maur Uniform Transfers to Minors Account.  This information is derived from his Amendment No. 2 to Schedule 13 G/A filed on April 10, 2020.

Table of Contents	ICC Holdings, Inc. 2022 Proxy Statement

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each director nominee, named executive officer (whose compensation is disclosed in this Proxy Statement), continuing directors, and other executive officers of the Company, including as a group, as of March 10, 2022.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned(12)	Common Stock(12)
Howard Beck(1)	32,492	*
R. Kevin Clinton(2)	452,459	13.7%
James Dingman(3)	10,000	*
Joel Heriford	—	*
John Klockau(4)	108,000	3.3%
Gerald Pepping(5)	10,000	*
Daniel Portes	5,000	*
Norman Schmeichel(6)	13,609	*
Christine Schmitt	15,000	*
Mark Schwab(7)	20,000	*
Michael Smith(8)	47,805	1.5%
Kathleen Springer(9)	8,148	*
Julia Suiter(10)	8,168	*
Arron Sutherland(11)	66,015	2.0%
All Directors and Executive Officers as a Group (14 persons)	796,696	24.1%

*Less than 1% of Class.

(1)Includes (a) 16,000 shares held in Mr. Beck’s 401(k) plan, (b) 9,900 shares held in his IRA, (c) 3,581 shares held in his ESOP account, and (d) 3,011 shares directly owned. Excludes 4,332 unvested restricted stock units.

(2)See footnote (1) to the Principal Shareholders table on previous page.

(3)Includes 10,000 shares held in joint tenancy.

(4)Includes 108,000 shares held in a trust.

(5)Includes 10,000 shares held in a trust.

(6)Includes (a) 7,500 shares held in Mr. Schmeichel’s 401(k) plan, (b) 4,075 shares held in his ESOP account, and (c) 2,034 shares directly owned. Excludes 4,128 unvested restricted stock units.

(7)Includes 20,000 shares held in a trust.

(8)Includes (a) 13,453 shares held in Mr. Smith’s 401(k) plan, (b) 27,280 shares held in his IRA, (c) 3,938 shares held in his ESOP account, and (d) 3,134 shared directly owned. Excludes 4,020 unvested restricted stock units.

(9)Includes (a) 3,000 shares held in Ms. Springer’s 401(k) plan, (b) 3,122 shares held in her ESOP account, and (c) 2,026 shares directly owned. Excludes 3,752 unvested restricted stock units.

(10)Includes (a) 2,500 shares held in Ms. Suiter’s 401(k) plan, (b) 3,489 shares held in her ESOP account, and (c) 2,179 shares directly owned. Excludes 5,082 unvested restricted stock units.

(11)Includes (a) 47,228 shares held in Mr. Sutherland’s 401(k) plan, (b) 150 shares beneficially owned by his minor children, (c) 3,400 shares held in his spouse’s IRA, (d) 5,081 shares held in his ESOP account, and (e) 10,306 shares directly owned.  Excludes 7,300 unvested restricted stock units.

(12)Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including, with respect to each individual identified therein, or restricted stock units that vest within 60 days of the record date of March 10, 2022. The numbers of shares reflected in this table have been rounded to the nearest whole number.

Table of Contents	ICC Holdings, Inc. 2022 Proxy Statement

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and beneficial owners of more than 10 percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the SEC and NASDAQ. Copies of these reports must also be furnished to the Company. Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2021, the reporting persons have complied with all filing requirements of Section 16(a).

Table of Contents	ICC Holdings, Inc. 2022 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, three (3) Class II directors are to be elected. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of the three nominees named below. The nominees for election as Class II directors who receive the highest number of votes cast, in person or by proxy, at the meeting will be elected as Class II directors.

STAGGERED BOARD

Our articles of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

•	Class I directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2024, consists of Messrs. Dingman, Klockau, and Pepping;
•	Class II directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2022, consists of Messrs. Clinton, Sutherland, and Ms. Schmitt; and
•	Class III directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2023, consists of Messrs. Heriford, Portes, and Schwab.

Directors in a particular class will be elected for three-year terms at the Annual Meeting of Shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, or removal.

NOMINEES

Messrs. R. Kevin Clinton, Arron K. Sutherland, and Ms. Christine C. Schmitt are standing for election. Each is nominated to serve for a three-year term expiring in 2025.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of directors pursuant to the Company’s bylaws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” election of all three nominees listed above.

DIRECTOR INFORMATION

Board Diversity

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Board Qualifications

The Nominating and Governance Committee conducts an annual assessment of the composition of the Board and its committees. The Committee reviews the appropriate skills and characteristics required of Board members with a view toward establishing a diversity of backgrounds in areas of core competencies including experience in the following: business development, insurance industry, executive management, operations, technology, compensation, and finance.

The biographical profiles on the following pages contain certain information with respect to the Board of Directors.

Table of Contents	ICC Holdings, Inc. 2022 Proxy Statement

DIRECTOR NOMINEES FOR ELECTION – CLASS II DIRECTORS
Committee Membership Audit Committee Enterprise Risk Management	Name	Age	Director Since
	R. Kevin Clinton	67	2017
	PRINCIPAL OCCUPATION AND BACKGROUND

Mr. Clinton has been the Executive Director of the Michigan Catastrophic Claims Association since May 2017. From August 2015 to May 2017, he was a professor and Director of the Actuarial Science Program of Michigan State University. From November 2013 to April 2015, he served as the State Treasurer of the State of Michigan and a member of the Governor’s cabinet. Mr. Clinton was part of the team that brought the City of Detroit out of bankruptcy. From April 2011 to November 2013, he served as the Commissioner of Insurance of the State of Michigan and Director of the Michigan Department of Insurance and Financial Services (MDIFS), which regulates state insurance companies, banks, credit unions, and other financial institutions. Mr. Clinton was President and Chief Executive Officer of American Physicians Capital, Inc., a publicly traded insurance company, from 2004 until its sale to The Doctors Company in October 2010. He was Vice President and Chief Operating Officer of that company from 2001 to 2003. From 1997 to 2001, Mr. Clinton was President and Chief Executive Officer of MEEMIC Insurance Company, a personal lines insurer which converted from a mutual to stock company and became a publicly traded company in 1999. From 1990 to 1997, he worked at ProNational Insurance Company, holding the positions of Chief Financial Officer from 1996 to 1997 and Vice President of Underwriting from 1990 to 1995. Mr. Clinton was a consulting actuary from 1986 to 1990. He was the Chief Actuary of the State of Michigan Insurance Bureau, which is now part of the MDIFS, from 1982 to 1986. Mr. Clinton graduated from the University of Michigan and holds a B.S. in Business Administration as well as a Master of Actuarial Science. He was inducted as a Fellow of the Casualty Actuarial Society in 1982. Mr. Clinton’s experience in all aspects of the insurance industry, including as an insurance regulator, were important in the decision to appoint him as a member of the Board of Directors.

Committee Membership Audit Committee (Chair) Compensation/Succession	Name	Age	Director Since
	CHRISTINE C. SCHMITT	65	2015
	PRINCIPAL OCCUPATION AND BACKGROUND

Ms. Schmitt is Executive Vice President and CFO of Merchants Insurance Group in Buffalo, NY, a provider of property and casualty insurance products for commercial and personal lines.  From 2016 to 2018 she served as CFO North America Insurance Operations of AmTrust North America, a previously publicly traded company and provider of specialty property and casualty insurance sold throughout the United States and Internationally with over $20 billion in assets. She oversaw financial management reporting and systems for the 25+ North America insurance companies. From 2012 to 2016, she was Treasurer and Controller for Fidelity & Guaranty Life Insurance Company. From 2011 to 2015, she also served as a director and Chair of the Audit Committee of Michigan Millers Mutual Insurance Company. Ms. Schmitt previously served as Senior Vice President & CFO for FinCor Holdings, Inc., a medical professional liability insurance company, and for MEEMIC Insurance Company, a personal lines insurance company, and was an audit manager at PricewaterhouseCoopers LLP. She is a Certified Public Accountant and Chartered Global Management Accountant and is a member of Financial Executives International, National Association for Female Executives, American Institute of CPAs, and Michigan Association of CPA’s. Ms. Schmitt has a B.S., Business Administration, Accounting major, from Wayne State University. The financial acumen that Ms. Schmitt obtained through her insurance industry experience and service on other corporate boards were attributes important in qualifying her for service as a member of the Board of Directors and Chair of the Audit Committee.

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DIRECTOR NOMINEES FOR ELECTION – CLASS II DIRECTORS (CONTINUED)
Committee Membership Enterprise Risk Management Executive Investment	Name	Age	Director Since
	Arron K. Sutherland	53	2007
	PRINCIPAL OCCUPATION AND BACKGROUND

Mr. Sutherland is Chief Executive Officer of the Company. He has served as the CEO since 2010 and formerly as Chief Financial Officer from 2006 to 2010. Mr. Sutherland has more than 20 years’ experience in the insurance and finance industry and holds a CPA and CPCU designation. Prior to joining ICC, he was employed for more than 15 years in the accounting field, including ten years of P&C experience with Frankenmuth Financial Group. Mr. Sutherland received his B.A. in Accounting from Michigan State University and his M.B.A. from Saginaw Valley State University. Mr. Sutherland serves on the Quad Cities Chamber’s Finance Committee as well as the QC Chamber’s Talent Advisory Council, with a focus on enhancing relationships between the business community and local educational institutions. In recognition of Mr. Sutherland’s  strong support of community partnerships, he was recently appointed as Chairman of the Downtown Rock Island Revitalization Steering Committee. Mr. Sutherland’s educational background and broad range of leadership experience in various aspects of our business and industry are attributes that qualify him for service as a member of our Board of Directors.

CLASS III DIRECTORS – TERMS EXPIRING IN 2023
Committee Membership Audit Compensation/Succession Nominating/Governance	Name	Age	Director Since
	Joel K. Heriford	65	2004
	PRINCIPAL OCCUPATION AND BACKGROUND

Mr. Heriford is an attorney with Burch & Cracchiolo, P.A. in Phoenix, Arizona. Mr. Heriford previously practiced law with the law firms of Stanley, Lande & Hunter P.C. in Davenport, Iowa, and Wessels, Stojan & Stephens, P.C., Rock Island, Illinois. Mr. Heriford graduated from Illinois State University, Normal, Illinois (B.S. Accounting), and from De Paul University College of Law (J.D.). Mr. Heriford is also a Certified Public Accountant (Inactive), and he previously worked with an international accounting firm prior to attending law school. Mr. Heriford is admitted to practice law in Arizona, Illinois, and Iowa. Mr. Heriford’s legal and accounting experience provide the Board of Directors with valuable insight into issues relevant to our business.

Committee Membership Compensation/Succession (Chair) Enterprise Risk Management Nominating/Governance (Chair)	Name	Age	Director Since
	Daniel H. Portes	68	2010
	PRINCIPAL OCCUPATION AND BACKGROUND

Mr. Portes is the Chair and owner of Management Resources Group (MRG), a talent management company located in Davenport, Iowa. MRG specializes in senior level executive retained search, outplacement, coaching, assessments, organizational development, team building, and conflict resolution. Mr. Portes possesses over 40 years of management experience. He is an active member of a number of community boards and organizations, is past Chair of the Iowa Quad Cities Chamber of Commerce and was named the 2000-2001 Community Leader of the Year. He has served on the Davenport School District and Putnam Museum boards, on the Plan & Zone Commission & Compensation Board for the county and as a past president of Temple Emanuel. Mr. Portes was in the leadership role in the passage of the local option sales tax initiative for Scott County Public Schools. Mr. Portes’ business experience provides the Board of Directors with valuable insight into issues relevant to our business, including executive compensation, attraction, and retention of executives.

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CLASS III DIRECTORS – TERMS EXPIRING IN 2023 (CONTINUED)
Committee Membership Compensations/Succession Enterprise Risk Management (Chair) Nominating/Governance	Name	Age	Director Since
	Mark J. Schwab	72	2008
	PRINCIPAL OCCUPATION AND BACKGROUND

Mr. Schwab is former Area President of Gallagher Insurance, Davenport, Iowa division. He is a graduate of the University of Iowa and has taught insurance at St. Ambrose University. He started his career as a field claims adjuster and later was a commercial liability and workers compensation claims supervisor. After six years in claims, he became a Commercial Property and Casualty Agent, a position he held in conjunction with his management responsibilities for thirty-seven years. Mr. Schwab holds the CPCU and Associate in Risk Management designations. He has served as president of the Quad City Chapter of CPCU, Quad Cities Claims Association, Quad Cities Insurance Education Council, and Independent Insurance Agents of Scott County Iowa. Mr. Schwab was the 2003 to 2005 board chair for United Way of the Quad-Cities. Through Mr. Schwab’s experience in the insurance industry, he has dealt with a wide range of issues including risk management, agency relationships, and strategic planning. This experience was significant in the decision to appoint him as a member of the Board of Directors.

CLASS I DIRECTORS – TERMS EXPIRING IN 2024
Committee Membership Audit Executive Investment (Chair)	Name	Age	Director Since
	James R. Dingman	68	2009
	PRINCIPAL OCCUPATION AND BACKGROUND

Mr. Dingman currently serves as Chair of the Board of BankORION and its holding company, Orion Bancorporation, Inc. Previously, Mr. Dingman served for thirty years as President and CEO of BankORION and its parent company. BankORION is an independent community bank with nine offices and over $600 million in assets. For decades he managed the bank investment portfolio which was $150 million in size. Mr. Dingman is a graduate of the University of Iowa School of Business, holds a master’s degree in Business from St. Ambrose University, and graduated with distinction from the Southwestern Graduate School of Banking, Dallas, TX. He has served in a Board capacity for several local organizations, including the Community Bankers Association of Illinois and several Catholic organizations. Through Mr. Dingman’s extensive financial experience and other activities, he has dealt with a wide range of issues including investment management, audit, financial reporting, risk management, and strategic planning. These experiences qualify him to service as a member of our Board of Directors.

Committee Membership Executive Investment	Name	Age	Director Since
	John R. Klockau	70	2004
	PRINCIPAL OCCUPATION AND BACKGROUND

Mr. Klockau is a former President of Illinois Casualty Company, serving from 1989 until his retirement in 2009. He began his insurance career in 1972 with Illinois Casualty Company and served in a variety of capacities, primarily in Claims before being named to the position of President. Mr. Klockau is recognized as an expert in the investigation, negotiation, and settlement of dram shop claims and still serves as an independent claim consultant for the Company. Prior to beginning his career with the Company, Mr. Klockau attended Shimer College in Waukegan, Illinois.  Mr. Klockau serves on the Board of Directors of Rockford Mutual Insurance Company and is involved in various community activities. Through Mr. Klockau’ s experience in the insurance industry, he has dealt with a wide range of issues including reinsurance, risk management, and strategic planning. These attributes were significant in the decision to appoint him as a member of the Board of Directors.

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CLASS I DIRECTORS – TERMS EXPIRING IN 2024 (CONTINUED)
BOARD CHAIR Committee Membership Executive (Chair) Investment	Name	Age	Director Since
	Gerald J. Pepping	63	2007
	PRINCIPAL OCCUPATION AND BACKGROUND

Mr. Pepping is an attorney with Pepping, Balk, Kincaid & Olson, Ltd. where he has been a partner since 1989. Mr. Pepping is a member of the Illinois State Bar Association, Iowa State Bar Association and Rock Island County Bar Association. He received his CPA in 1980 and is a member of the Iowa Society of CPA’s. Mr. Pepping is licensed to practice law in Illinois and Iowa and is licensed to practice before the U.S. District Court Central District of Illinois, the U.S. Seventh Court of Appeals, and the U.S. Tax Court. Mr. Pepping graduated from the University of Iowa with a B.B.A. in Accounting with highest distinction and received his Juris Doctorate from the University of Illinois College of Law. Mr. Pepping’s legal and business experience provide the Board of Directors with valuable insight into issues relevant to our business

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PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Johnson Lambert, LLP (“Johnson Lambert”) as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained, and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of Johnson Lambert is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Johnson Lambert will be available virtually during the Annual Meeting with the opportunity to make a statement, if they desire, and they will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of common stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends that the shareholders vote “FOR” Proposal Two and the ratification of the selection of Johnson Lambert, LLP as independent registered public accounting firm of the Company for the current fiscal year.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by Johnson Lambert, LLP related to the Company’s current independent registered public accounting firm, for each of the following categories of services for the fiscal years ended December 31, 2021, and 2020, are set forth below:

	Fiscal Year	Fiscal Year
	2021	2020
Audit Fees (1)	$158,300	$152,100
Audit-Related Fees (2)	$52,000	$52,000
Tax Fees
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$210,300	$204,100

(1) Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company and review of quarterly consolidated financial statements.

(2) Audit-related fees are for professional services rendered for the statutory audit of certain subsidiaries.

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CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to sound corporate governance principles designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. In order to determine which of our directors are independent, we utilize the standards for independence established under the NASDAQ listing standards. Under these standards, an independent director is a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons will not be considered independent:

•	a director who is, or at any time during the past three years was, employed by the Company;
•

a director who accepted or who has a spouse, parent, child, or sibling, whether by blood, marriage, or adoption, or any other person who resides in his home, hereinafter referred to as a “Family Member”, who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an executive officer) of the Company; or benefits under a tax-qualified retirement plan, or non-discretionary compensation);

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by us as an Executive Officer;
•

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (excluding payments arising solely from investments in our securities; or payments under non-discretionary charitable contribution matching programs);

•

a director of ICCH who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three (3) years any of our Executive Officers served on the compensation committee of such other entity; or

•

a director who is, or has a Family Member who is, a current partner of our outside auditor, or was a partner or employee of the Company’s outside auditor who worked on our audit at any time during any of the past three (3) years.

Under these criteria, all directors except Arron K. Sutherland, who is the Company’s President and CEO, are independent. Only independent directors serve on the Company’s Audit Committee, Nominating and Governance Committee, and Compensation Committee.

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BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our directors as of December 31, 2021:

Director	Independent	Management
R. Kevin Clinton	X
James R. Dingman	X
Joel K. Heriford	X
John R. Klockau	X
Gerald J. Pepping	X
Daniel H. Portes	X
Christine C. Schmitt	X
Mark J. Schwab	X
Arron K. Sutherland		X

DIRECTOR NOMINATION POLICY

The Nominating and Governance Committee of the Company considers director candidates based upon a number of qualifications, qualities, skills, and expertise required to be a director. The Committee is committed to giving focused thought to diversity, equity, and inclusion when considering qualified candidates in its deliberations and election of future board members.

The Nominating and Corporate Governance Committee will consider qualified director candidates as properly nominated by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 36. In addition, the Nominating and Governance Committee will consider shareholder recommendations for director candidates, but the Nominating and Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers, and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers, and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information, and compliance with laws and regulations. A copy of our Code of Conduct is available at the Company’s website under the Governance section at https://ir.iccholdingsinc.com. Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the rules of the SEC and NASDAQ.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder may communicate directly with the Board of Directors, or with any one or more individual members of the Board. A shareholder wishing to do so should address the communication to “Board of Directors” or to one or more individual members of the Board and submit the communication to the Company at the address of the Company noted on the first page of this Notice of Meeting and Proxy Statement. All such communications received by the Company and addressed to the Board of Directors will be forwarded to the Chair of the Board, or to the individual member or members of the Board, if addressed to them.

All of these communications will be reviewed by our Corporate Secretary to filter out communications that are not appropriate; specifically, spam or communications offering to buy or sell products or services. The Secretary will forward all remaining communications to the appropriate directors.

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COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), and therefore the Audit Committee will review and approve all related party transactions and transactions raising potential conflicts of interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kevin Clinton is a director of the Company and owns more than 10% of the Company’s outstanding shares of common stock.

COMMITTEES OF THE BOARD OF DIRECTORS

The ICC Holdings, Inc. Board has six standing committees: Audit, Compensation and Succession, Enterprise Risk Management, Executive, Investment, and Nominating and Governance. The Audit, Nominating and Governance, and Compensation and Succession Committees are composed solely of independent directors in compliance with the Company’s requirements and the NASDAQ Listing Standards. The Nominating and Governance Committee annually evaluates both Committee members and Committee Chairs and rotates directors, as necessary. In their discretion, the Chair of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for the Audit, Investment, Nominating and Governance, and Compensation and Succession Committees are available on the Company’s website under the Governance section at https://ir.iccholdingsinc.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met eight times in 2021 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The committee also:

•	monitored the Company’s management of its exposures to risk of financial loss;
•	reviewed the adequacy of the Company’s internal controls;
•	reviewed the extent and scope of audit coverage;
•	reviewed quarterly financial results;
•	monitored selected financial reports;
•	assessed the auditors’ performance; and
•	selected the Company’s independent registered public accounting firm.

The Audit Committee is responsible for approving every engagement of Johnson Lambert, LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before Johnson Lambert, LLP is engaged to provide those services, with the Chair of the Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm’s independence with respect to the audit of our financial statements. The Audit Committee meets in executive session with the independent registered public accounting firm periodically.

The Audit Committee consists of Ms. Schmitt (Committee Chair) and Messrs. Clinton, Dingman, and Heriford. In addition, our Board of Directors has determined that Ms. Schmitt is an audit committee financial expert within the meaning of SEC regulations. The Audit Committee Report is set forth later in this proxy statement.

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COMPENSATION AND SUCCESSION COMMITTEE

The Company’s Compensation and Succession Committee, composed exclusively of independent directors, met four times in 2021. The Compensation Committee meets to do the following:

•

review and approve the corporate goals and objectives applicable to the compensation of the Chief Executive Officer (CEO), evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation based on this evaluation;

•	review and approve or make recommendations to the Board regarding the compensation of all other executive officers;
•	review and make recommendations to the Board for approval, incentive compensation plans and equity-based plans, which includes the ability to adopt, amend, and terminate such plans;
•

review and make recommendations to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend, and terminate such agreements, arrangements, or plans;

•

review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk;

•	review all director compensation and benefits for service on the Board and Board committees and to recommend any changes to the Board, as necessary; and
•

develop and recommend to the Board for approval a leadership succession plan (the “Succession Plan”), to review the Succession Plan periodically with the CEO, develop and evaluate potential candidates for the CEO or other executive positions, and recommend to the Board any changes to and any candidates for succession under the Succession Plan.

The Compensation and Succession Committee consists of Messrs. Portes (Committee Chair), Heriford, Schwab, and Ms. Schmitt.

ENTERPRISE RISK MANAGEMENT COMMITTEE

The Enterprise Risk Management Committee met four times in 2021 to review and makes recommendations to the Board with respect to financial, reputational, and other issues and risks of the Company. The Enterprise Risk Management Committee consists of Messrs. Schwab (Committee Chair), Clinton, Portes, and Sutherland.

EXECUTIVE COMMITTEE

The Executive Committee met five times in 2021 to handle legal formalities and technicalities concerning administrative operations. The Executive Committee consists of Messrs. Pepping (Committee Chair), Dingman, Klockau, and Sutherland.

INVESTMENT COMMITTEE

The Investment Committee met four times in 2021 to review, analyze, and direct the Company’s investment operations. The Investment Committee consists of Messrs. Dingman (Committee Chair), Klockau, Pepping, and Sutherland.

NOMINATING AND GOVERNANCE COMMITTEE

The Company’s Nominating and Governance Committee is composed exclusively of independent directors. The Nominating and Governance Committee met two times in 2021.

The Nominating and Governance Committee meets to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The Nominating and Governance Committee is also responsible for identifying and reviewing qualified individuals as potential new director candidates, giving focused thought to diversity, equity, and inclusion in its deliberations and election of board members.

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The Nominating and Governance Committee counsels the Board with respect to Board and Committee organization, compensation, membership, and function, as well as Board and Committee performance assessments, individually and collectively. The Nominating and Governance Committee consists of Messrs. Portes (Committee Chair), Heriford, and Schwab.

COMMITTEE MEMBERSHIP

Director	Audit	Compensation/ Succession	Enterprise Risk Management	Executive	Investment	Nominating/ Governance
R. Kevin Clinton	X		X
James R. Dingman	X			X	X*
Joel K. Heriford	X	X				X
John R. Klockau				X	X
Gerald J. Pepping				X*	X
Daniel H. Portes		X*	X			X*
Christine C. Schmitt	X*	X
Mark J. Schwab		X	X*			X
Arron K. Sutherland			X	X	X

*Chair of Committee

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2021, four regular meetings of the Board of Directors were held with all directors in attendance. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in an executive session with no members of management present.

DIRECTOR COMPENSATION

The following table summarizes the total compensation paid to our non-employee directors for the fiscal year ended December 31, 2021.

Director	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Gerald J. Pepping	35,500	-	35,500
R. Kevin Clinton	30,000	-	30,000
James R. Dingman	30,000	-	30,000
Joel K. Heriford	30,000	-	30,000
John R. Klockau	28,000	14,280	42,280
Daniel H. Portes	28,000	-	28,000
Christine C. Schmitt	33,000	-	33,000
Mark J. Schwab	28,000	-	28,000

Under the current structure, each non-employee director received an annual cash retainer for service of $28,000. Mr. Pepping received $7,500 for his work as Chair of the Board, and Ms. Schmitt received $5,000 for her work as Audit Committee Chair. Mr. Clinton, Mr. Dingman, and Mr. Heriford each received an additional $2,000 for their work on the Audit Committee. Mr. Klockau received an additional $14,280 in 2021 as 1099 compensation for claims consulting conducted for the Company.

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A director who is also an employee, such as Mr. Sutherland, does not and will not receive any compensation for his service as a director. Directors have been and will continue to be reimbursed for travel, food, lodging, and other expenses directly related to their activities as directors. Directors are also entitled to protection provided by the indemnification provisions in our bylaws, as well as the protection provided by Directors and Officers liability insurance provided by the Company.

BOARD LEADERSHIP STRUCTURE

The Company maintains a policy of separating the roles of Chair of the Board and Chief Executive Officer. Gerald J. Pepping currently serves as Chair of the Board of the Company, having been first elected to that position by the Company's Board at a meeting held November 17, 2009. The Chair of the Board is “independent” under the standards established by the corporate governance rules of the NASDAQ Stock Market (the "NASDAQ") and the rules and regulations of the SEC.

The Board of Directors believes that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Board believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increased management accountability, and improved ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Board of Directors has concluded that having an independent Chair enhances the effectiveness of the Board as a whole and is an appropriate leadership structure for the Company.

AUDIT COMMITTEE REPORT

The following report by the Audit Committee (the “Committee”) of the Company’s Board of Directors is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal accounting and financial controls, (d) the Company’s compliance with related legal and regulatory requirements, (e) the qualifications, independence, and performance of the independent registered public accounting firm (“Auditor”), and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Committee also acts as the audit committee for the Company’s insurance company subsidiary. A more detailed description of the Committee’s roles, functions, and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on our investor relations website at https://ir.iccholdingsinc.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NASDAQ Listing Standards and the rules of the SEC. The Board of Directors has further determined that Committee Chair Christine C. Schmitt is an “audit committee financial expert” within the meaning of the SEC rules.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the Auditor. The Company’s Financial Reporting Accountant provides the internal audit function and has an indirect reporting line to the Audit Committee and a direct reporting line to the CEO for internal control reporting purposes. The Financial Reporting Accountant provides objective assurance services regarding the effectiveness of management’s internal controls, business processes, and consulting services designed to add value and improve the organization’s operations. The CEO, with the assistance of the Financial Reporting Accountant, presents the Company’s annual risk-based audit plan to the Audit Committee and periodically reports results of internal control monitoring activities.

The Committee appoints and annually evaluates the performance of the Company’s Auditor and aids the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine whether the Company’s financial statements are

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complete and accurate and are in accordance with U.S. generally accepted accounting principles. Rather, the Company’s Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting, and determining whether the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable laws and regulations.

The Committee contracts with and sets the fees paid to the independent registered public accounting firm. The fees for audit services for the past two fiscal years are set forth on page 18.

Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, reviews of quarterly consolidated financial statements, and assistance with review of documents filed with the SEC.

In our fiscal year ended December 31, 2021, there were no other professional services provided by Johnson Lambert, LLP other than those listed in the table on page 18, that would have required our Audit Committee to consider the Auditor’s compatibility with maintaining its independence.

The Committee received reports and reviewed and discussed the audited financial statements with management and the Auditor. The Committee also discussed with the Auditor matters required to be discussed by PCAOB Auditing Standards No. 1301, Communications with Audit Committees. The Committee received from the Company’s Auditor the written disclosures and letter required by the applicable PCAOB requirements for independent registered public accounting firm’s communications with the Audit Committee concerning auditor independence. The Committee discussed with the Auditor the firm’s independence and any relationships that may impact the firm’s objectivity and independence including audit and non-audit fees. Additionally, the Committee promotes the Auditor’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Committee.

Based on the Committee’s discussion with and review of reports from management, the Company’s Financial Reporting Accountant, the Company’s Auditor, as well as the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Christine C. Schmitt (Chair)

R. Kevin Clinton

James R. Dingman

Joel K. Heriford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, the Compensation Committee was composed of Messrs. Portes (Committee Chair), Heriford, Schwab, and Ms. Schmitt. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee, or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

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EXECUTIVE COMPENSATION PRACTICES

INTRODUCTION

The 2021 Executive Compensation Schedule was approved in March of 2021.   The COVID-19 pandemic had directly impacted the food and beverage industry, and the Company’s direct written premium had declined from the prior year.  Although the Company started to see marked improvement in the third and fourth quarters of 2020, the Compensation Committee made the decision to take a conservative approach to its compensation recommendations to the Board.   The members of the executive team, including the CEO, were not issued merit increases.  Instead, each member received a 2.5% COLA adjustment.  Bonuses issued were 3.0% of salary, which was equivalent to the profit-sharing bonus that all eligible Company employees received for 2020 goal achievement.  The Board issued 2,500 RSU awards to each member of the executive team to vest over a three-year period as a long-term incentive to grow premium, improve the combined ratio, and increase shareholder value.

In September of 2021, the Company received an AM Best rating upgrade to A minus.  A rating upgrade that took more than twelve years to achieve.  The Compensation Committee, taking into consideration the competitive labor market and the need to retain key employees, made the decision to propose off-cycle bonuses to the CEO, members of the executive team, and two key members of the Company’s management team who had played an integral role in the Company’s rating upgrade.   In response, the Board approved a bonus of $30K for the CEO, $15K each for members of the executive team and $7K each to the Director of Underwriting and the Actuarial Services Manager.

The Compensation Committee annually evaluates its compensation philosophy including its retention strategies relative to the market and the Company’s loss of key employee risk.

For 2021, our executive officers were compensated consistent with the design of the programs approved by the Board of Directors in 2021. Specifically, they received annual base salaries and were eligible to receive a discretionary annual bonus up to a maximum percentage of their base salaries, based on the achievement of specific company and individual performance goals: a maximum of 35% of base salary for the CEO and 30% of base salary for the remaining executive officers, respectively. The CEO’s performance bonus structure includes an opportunity for earning up to an additional 15% of base salary for achieving “stretch goals.” As part of its evaluation process, the Compensation Committee surveys the entire Board annually concerning the CEO’s performance along with the performance of the Company. The Summary Compensation Table on page 33 provides a summary of compensation for the Chief Executive Officer as well as the next two highly compensated executive officers for 2021 and 2020.

The Executive Discretionary Performance Bonus Program, including a long-term incentive component, was approved by the Board of Directors on March 20, 2017. The criteria for measuring performance include key components of insurance company operations. Company and individual goals are combined, with heavier weighting on Company goals. Two bonus levels have been established: CEO and Vice President. Company and individual goals are set annually, with consideration of current market conditions. Performance measures and thresholds are reviewed annually to ensure consistency with the Company’s business plan.

This report provides an overview of our 2021 executive program.

OUR EXECUTIVE COMPENSATION PROGRAM

The following summarizes the guidelines, decision-making process, and structure of our executive compensation program effective January 1, 2021.

Our Compensation Philosophy and Guiding Principles

The philosophy underlying our executive compensation program is to attract, retain, and motivate strong leadership to drive the Company’s business strategy and goals. Our executive compensation program is grounded in the following guiding principles:

•

Pay for performance: A portion of an executive’s total compensation should be variable and dependent upon the attainment of certain specific and measurable annual and/or long-term business performance objectives.

•

Competitiveness: Our goal is to target total direct compensation opportunities for the CEO at the 50th percentile (or above with requisite performance). We will target between the market 25th percentile and the market median (or above with

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requisite performance) for our other executives to ensure that compensation is at a level that is appropriate relative to that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent. As we reach our goals of profitable growth, we will re-evaluate our competitiveness and may decide to pay above median range.

•

Shareholder alignment: Executives should be compensated through pay elements (base salaries, annual, and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

The Role of the Compensation Committee

The primary oversight of the Company’s executive compensation program rests with the Compensation Committee of the Board of Directors (“the Compensation Committee”). The Compensation Committee is comprised entirely of independent directors. It is the responsibility of the Compensation Committee to determine whether, in its judgement, our executive compensation program, practices, and policies are reasonable and appropriate, reflect our compensation philosophy, and effectively serve in the best interests of our shareholders and our Company.

The Role of the Chief Executive Officer

The Compensation Committee makes all decisions about the compensation of our executive officers. The Chief Executive Officer provides the Compensation Committee with an assessment of the performance of the executive officers other than himself and provides compensation recommendations for those executive officers. He does not play any role with respect to any matter impacting his own compensation.

The Role of the Independent Compensation Consultant

The Compensation Committee periodically engages consultants to independently review our executive compensation program, practices, and policies. We did not engage an outside consultant in 2021. The Chief Human Resources Officer conducted market studies for the Committee to consider in its decision-making process. The information was used to assess and review our executive compensation levels and structure as well as evaluate the performance-based incentive plans and targets it had approved for 2021.

The Role of Competitive Positioning

The Compensation Committee, with the support of the Chief Human Resources Officer, annually reviews salary levels relative to the compensation of executive officers of similarly sized property and casualty insurance companies. In these reviews, the Compensation Committee primarily relies on publicly available survey data, as there are few similarly sized publicly traded property and casualty insurance companies which can be used as comparators for executive compensation benchmarking purposes; however, peer company data is used as supplemental reference information by the Committee.

For the purpose of competitive positioning, in 2019 the Compensation Committee evaluated and established a revised peer group that it determined better aligns with the insurance Company’s asset size, premium, and true market competitors. The peer group is a blend of both publicly traded and mutual insurance companies. This peer information was submitted to ISS Proxy in December of 2019 for the 2020 Proxy and includes Badger Mutual Insurance Company, Capital Indemnity Corporation, Conifer Holdings, Inc., Founders Insurance, Hospitality Mutual, Midwest Family, Society Insurance, Specialty Risk of America, US Insurance, and Wilson Mutual. Each of these peer companies competes within the property and casualty industry. The Committee did not submit any changes to its peer group for 2021.

Retention of the President/CEO is of primary importance to the Compensation Committee. We continue to target the 50th percentile of the market or above for the CEO and between the 25th and 50th percentiles for other executives. Considering our current size and its impact on our ability to generate results similar to larger, publicly traded companies, the Compensation Committee acknowledges that the compensation structure will be more heavily weighted on base salary as opposed to variable pay. Until such time that the Company grows significantly, we feel it is prudent to take a conservative approach towards executive compensation.

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OVERVIEW OF EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain, and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

Our compensation philosophy is supported by the following principal compensation elements:

(a)	Base salary: Base salaries are based on a blend of factors, including market data for the role, individual contributions and experience, performance, and internal equity.
(b)

Annual incentives: Annual incentive opportunities focus executives on achieving annual financial and strategic goals that drive long-term shareholder value. Award opportunities are based on an executive’s role within the Company. Performance is assessed relative to a combination of Company and individual performance goals. Pre-determined Company performance measures and thresholds, target, and maximum performance levels are approved at the beginning of the calendar year by the Compensation Committee based on the Company’s annual business plan and consistent with market practice.

(c)

Long-term incentives: Long-term incentives have been designed to motivate executives to execute on longer-term financial and strategic growth goals that drive shareholder value creation and support the Company’s retention strategy. The criteria used to determine the awards is consistent with the individual and Company performance targets established in our discretionary executive bonus program, contemplating a three-year performance cycle relative to market and Company performance targets, and are based on a percentage of salary. In April 2021, executives were granted long-term incentive award in the form of Restricted Stock Units (RSUs). Accordingly, Mr. Sutherland received 2,500 RSUs, Messrs. Schmeichel and Smith received 2,500 RSUs, respectively. The awards were recommended by the Compensation Committee and approved by the Board of Directors on March 2, 2021. The awards will vest over a three-year period.

Fiscal 2021 Payout under Executive Discretionary Performance Bonus Program

The Compensation Committee considered the following targets and weighting (as a percentage of base salary), based on Statutory Accounting results of Illinois Casualty Company, when establishing potential awards for 2021. Annual targets and weighting were approved by the Board of Directors on March 2, 2021. As set forth in the discretionary program, a combined ratio over 100 would yield a negative impact on the bonus; -2% for every point over 100. Further, if Risk Based Capital erodes, there would not be a payout for this category.

On March 1, 2022, in recognition of the Company’s 2021 AM Best Rating upgrade and the Company’s results relative to its peers and the industry, the Compensation Committee recommended, and the Board approved a 26.0% bonus for the President and CEO, Arron K. Sutherland. Mr. Smith was awarded a bonus of 22% and Mr. Schmeichel 20% respectively.

			Weighting
Metric	Target/Threshold	Results	CEO	Other NEO
Combined Ratio	<100%	98.5%	8.00%	8.00%
Expense Ratio	< 35%	34.1%	4.00%	4.00%
Written Premium	-5/+10 % of Goal	12.9%	4.00%	4.00%
Surplus	> 0% Increase	6.5%	5.00%	3.00%
Individual Goals	TBD Annually	Varied	8.00%	8.00%
Net Inc Holding Company	> 0	$2,249,688	3.00%	3.00%
Risk Based Capital	Gain > 0	812.4%	3.00%	0.00%
Stretch Goals	Discretionary	0	15.00%	0.00%
Maximum Bonus Potential			50.00%	30.00%

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Long-Term Incentives

Our Board of Directors adopted a stock-based incentive plan that was submitted to, and approved by, our shareholders in 2017. Under this plan, we may award participants restricted shares of our common stock, restricted stock units denominated in shares of our common stock, or options to purchase shares of our common stock. Restricted stock and restricted stock unit awards will be made at no cost to the participants. Restricted stock units are payable in shares of common stock or in cash in the discretion of the compensation committee. The number of shares of common stock that may be issued to any one participant pursuant to restricted stock and restricted stock unit awards (to the extent that such restricted stock unit awards are not paid in cash), or upon exercise of stock option awards under the stock-based incentive plan, may not exceed 70,000 shares or 28,000 shares during any one-year period, respectively.

Based upon the results set forth above, we set forth the amounts paid to our named executive officers for 2021 performance under the Executive Discretionary Performance Bonus Program in the Summary Compensation Table.

Other Benefits and Perquisites

Our executive officers participate in the same broad-based benefit programs that are generally available to all other employees, including health, dental, disability and life insurance programs, a Company match on contributions to the 401(k) plan, and participation in the Employee Stock Ownership Plan (“ESOP”) implemented in 2017. The Company also provides nominal perquisites and supplemental benefits such as supplemental insurance benefits to several of its executive officers, based on business needs.

In November 2012, we entered into a deferred compensation agreement with Mr. Sutherland. This agreement was amended on March 18, 2021, with an effective date of January 1, 2021, to ensure consistency in language with the terms of his Employment Agreement. The agreement requires Illinois Casualty to make payments to Mr. Sutherland beginning at retirement, which is set at age 65. In the event of separation of service without cause prior to age 62, benefits under this agreement vested 25% in November 2017, 50% in November 2022, 75% in November 2027, and 100% on January 1, 2032. In the event of Mr. Sutherland’s death prior to retirement, benefits become fully vested and are payable to his beneficiaries. Using a discount rate of 4.95%, the fully vested obligation under the agreement would total approximately $1,689,467 on January 1, 2032. As of December 31, 2021, the accrued liability related to this agreement totaled $529,117.

In January 2021, the Company entered into a 1035 tax free exchange applying what was then the current surrender value of $542,845 from his prior SERP policy to an indexed universal life product. The premium for the universal life program will save the Company approximately $36,600 per year in premiums for ten years and provides a historical average return of 5.65% with a floor return of 2.0%.

ENVIRONMENTAL SOCIAL AND GOVERNANCE HIGHLIGHTS

The Company’s goal remains planning for efficient and sustainable insurance, meeting shareholder expectations, and being an employer of choice.

In 2021, we formalized our ESG structure making it a function of our internal Disclosure Committee.  We have identified internal ESG champions and will be holding quarterly ESG Roundtables in 2022.  Our program will continue to evolve, recalibrating for our size and industry.

ENVIRONMENTAL INITIATIVES FOR IMPROVED SUSTAINABILITY

•

The Company’s internal Green Committee strives to go beyond previous onsite building improvements to building programs that will provide premium discounts for insureds that embrace ERM environmental risk management.

•	The Company’s Reinsurance Committee is exploring ways to leverage the Company’s modeling of climate impacts on our claims experience for improved sustainability.
•

ICC Realty, LLC, the Company’s real estate investment subsidiary, follows environmentally friendly practices in its purchase and maintenance of rental properties; adopting the same building improvements as standardized by our insurance

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company including the use of LED bulbs, motion activated lighting, filtered water stations to replace bottled water, paperless rental agreements, billing, and notifications.

SOCIAL INITIATIVES

•	The Company’s Corporate Citizenship Committee coordinates support of local causes, provides local volunteer enrichment opportunities, and supports our policyholders and the food and beverage industry.
•	Members of the Company’s Board, Executive, and Management teams as well as several of our employees serve on the boards of local non-profit organizations.
•	Ethics Committee has partnered with the Human Resources Department to deliver enhanced Diversity, Equity, and Inclusion training for management and associates.

GOVERNANCE

•	The Board’s Governance and Audit Committees ensure compliance with all governance responsibilities from the top down and receive ongoing training from outside counsel.
•	SEC and NASDAQ requirements help further drive compliance.
•	The Company’s Executive and Management Teams maintain a formal Committee and Task Force reporting structure. They hold regular meetings to maintain transparency and eliminate silo structures.

DIVERSITY AND INCLUSION

We recognize that our employees are our greatest asset. We are continually committed to being an inclusive and diverse workforce and promoting a culture of respect where individual viewpoints are heard.  Our talent management initiatives include developing programs that advocate diversity, equity, and including within the Company’s recruiting, selection, training, and career development practices.

OTHER PRACTICES AND POLICIES

Tax and Accounting Matters

Prior to its amendment by the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted December 22, 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to this amendment, there was an exception to this $1 million limitation for performance-based compensation if certain requirements were met. Historically, awards to these covered individuals under our annual bonus plan and in the form of performance-based equity grants were intended to satisfy the requirements for qualifying as performance-based compensation under Section 162(m).

The Tax Act generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1 million compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year. Although certain transition relief may apply with respect to compensation paid pursuant to certain contracts in effect as of November 2, 2017, ambiguities in the Tax Act prevent the Compensation Committee from being able to definitively determine what compensation, if any, payable to the covered employees in excess of $1 million will be deductible in future years. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the control of the Compensation Committee, can affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be deductible. As in prior years, the Compensation Committee will continue to consider the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions but reserves its right to make compensation decisions based on other factors as well if the Compensation Committee determines it is in our best interests to do so. Further, considering the elimination of the exception for performance-based compensation, the Compensation Committee may determine to make changes or amendments to its existing compensation programs in order to revise aspects of our programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers.

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We also operate our executive compensation program with the intention of complying with Section 409A of the Internal Revenue Code of 1986.

Employment Agreements

Sutherland Agreements.    Arron Sutherland, President/CEO, has an employment agreement and a non-competition agreement with the Company; none of the other executive officers are currently under an employment agreement.

Other Named Executive Officer Agreements.   In October 2016, we entered into change in control agreements with each of Messrs. Smith and Schmeichel, which provides for severance benefits upon the executive’s termination of employment in connection with a change in control. All our other executive officers have non-disclosure, non-competition, and change-in-control agreements in place.

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

Our current executive officers are listed below. The information for Mr. Sutherland, one of our named executive officers, is included under “Director Information.”

Our Other Named Executive Officers

Michael R. Smith, age 55, serves as the Vice President and Chief Financial Officer, a position he has held since May 2016. Previously, he served as the Vice President of Finance since January 2015. Mr. Smith joined the Company originally from May 2011 through July 2013 as the Assistant Vice President of Finance. He served as Vice President and Controller at CGB Enterprises, Inc. from July 2013 to January 2015. Mr. Smith has more than 23 years’ experience in the financial industry, including 16 years in the insurance industry. Mr. Smith oversees the Company’s Accounting, Actuarial Services, and Policy Services operations. Prior to joining the Company, he worked for several insurance organizations including GF&C Holding Company, The Financial Group, Insurall, and Continental National Indemnity. Mr. Smith received his B.S.B.A. in Accounting from Xavier University and his M.B.A. in Finance from Xavier University. He holds CPA and CPCU designations. Mr. Smith serves on the Board of Directors of Gas & Electric Credit Union, Rock Island, IL.

Norman D. Schmeichel, age 52, serves as the Vice President and Chief Information Officer of the Company, a position he has held since 2011. Mr. Schmeichel has over 19 years’ experience in the insurance industry. He started with ICC in 2002 as the Associate Director of IT and served as the Assistant Vice President of IT from 2007 to 2011. Mr. Schmeichel has over 21 years’ experience in development of enterprise solutions. He oversees the Company’s IT and Networking operations. Mr. Schmeichel holds a B.A. in Economics from Northern Illinois University.

Other Executive Officers

Howard J. Beck, age 63, serves as the Vice President and Chief Underwriting Officer, a position he has held since May 2016. Previously, he served as the Vice President of Underwriting from 2014 to 2016. He joined the Company in 2004 as Program Manager and has served as Marketing Manager and Director of Underwriting. Mr. Beck has over 32 years’ experience in the insurance industry. Prior to joining the Company, he was employed for over 12 years with both company and agency operations, working with Sentry Select, John Deere Insurance, and Lohman Brothers Agency. Mr. Beck oversees the Company’s Underwriting and Marketing operations. Mr. Beck received a B.S. in Finance from Northern Illinois University and his M.B.A. from the University of St. Thomas.  Mr. Beck holds the CPCU designation. Mr. Beck currently serves as a Paul Harris Fellow of the Rotary Club of Rock Island, IL and has served as President of the Quad City Chapter of CPCU as well as a Board Member and past President for the Geneseo School District.

Kathleen S. Springer, age 54, serves as the Vice President and Chief Human Resources Officer, a position she has held since 2017. Previously, Ms. Springer was the Director of Human Resources from 2011 until 2017. She joined the Company in 2008 as the Human Resources Manager. Ms. Springer has over 24 years’ experience in the human resources field and more than 14 years in the insurance industry. Prior to joining ICC, she was employed in HR management with K’s Merchandise and Service Merchandise Corp. Ms. Springer oversees the Company’s Administrative Services, Human Resources, and Loss Control operations. Ms. Springer received

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her B.A. from Western Illinois University. Ms. Springer holds the CPCU designation as well as SPHR and SHRM-SCP certifications. Ms. Springer is a Board Member of Economic Growth Corporation (GROWTH), a national 501c3 community-based development organization dedicated to enhancing the overall image and economic vitality of underserved communities and currently serves as the Vice Chair of its Executive Board. GROWTH is regarded as a national leader in developing innovative housing opportunities and commercial developments by facilitating community partnerships.

Julia B. Suiter, age 55, serves as Chief Legal Officer of the Company, a position she has held since May 2016. Previously, she served as the Chief Litigation Counsel from 2011 to 2016. She joined the Company in 2009 as Litigation Manager. Ms. Suiter oversees the Company’s Legal and Claims operations. Prior to joining the Company, Ms. Suiter practiced in the areas of construction law, products liability, contract law, employment law, and insurance defense for more than 15 years. Prior to joining ICC, she served as Operations Counsel for KONE Inc., where she was also responsible for the company’s corporate compliance program and taught the “Legal Environment of Business” course as an adjunct professor at St. Ambrose University. Ms. Suiter holds a B.A. in Criminal Justice from Indiana University and a J.D. from Indiana University School of Law. Ms. Suiter is a past President and Board Member of the Bettendorf Athletic Boosters Club, as well as a volunteer for the St. John Vianney Religious Education Program.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Arron K. Sutherland	2021	427,410	16,000			12,509	58,671	19,068	574,400
President and Chief Executive Officer	2020	416,955				60,565	122,459	21,232	620,997

Michael R. Smith	2021	196,152	16,000			5,741		9,726	251,789
Vice President and Chief Financial Officer	2020	191,368				18,952		10,814	221,134

Norman D. Schmeichel	2021	205,000	16,000			6,000		10,148	262,432
Vice President and Chief Information Officer	2020	200,000				20,240		11,331	231,571

(1)

The amounts of discretionary performance bonuses and awards under the Executive Discretionary Performance Bonus Program. Each of our Executive Officers received an off-cycle bonus in September of 2021 in the amount of $15,000 each in recognition of the Company’s achievement of an AM Best ratings upgrade to A minus. In addition, each Executive Officer received a holiday bonus of $1,000 during 2021.

(2)	The following table identifies and quantifies each item of compensation included in the All-Other Compensation column for 2021:

Name	Year	Country Club Dues ($)	Fitness Subsidy ($)	Matching Contributions to Retirement Plan ($)	Life, AD&D, STD, LTD Insurance Premiums ($)	Long-term Care Premiums ($)	Supplemental Disability ($)	Total All Other Compensation Footnote ($) (1)
Arron K Sutherland	2021	1,691		11,600	1,526	3,574	677	19,068
Michael R. Smith	2021			8,711	1,015			9,726
Norman D. Schmeichel	2021			9,075	1,073			10,148

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Outstanding Equity Awards at 2021 Year-End

The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2021.

Name	Award Year	Number of shares of units of stock that have not vested (#) (1)	Market value of shares of units of stock that have not vested ($) (2)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
(a)		(g)	(h)	(i)	(j)
Arron Sutherland	2020	2,500	40,250	2,500	40,250
	2019	4,800	77,280	4,800	77,280
	2018	2,197	35,372	2,197	35,372
Michael Smith	2020	2,500	40,250	2,500	40,250
	2019	1,519	24,456	1,519	24,456
	2018	428	6,891	428	6,891
Norman Schmeichel	2020	2,500	40,250	2,500	40,250
	2019	1,628	26,211	1,628	26,211
	2018	450	7,245	450	7,245

(1)

RSUs issued on 03/05/2019 (2018 Award). The 2018 RSUs vest 1/3 on each of 03/05/2020, 03/05/2021, and 03/05/2022 respectively. RSUs issued on 04/01/2020 (2019 Award). The 2019 RSUs vest 1/3 on each of 04/01/2021, 04/01/2022, and 04/01/2023 respectively. RSUs issued on 04/01/2021 (2020 Award). The RSUs vest 1/3 on each of 04/01/2022, 04/01/2023, and 04/01/2024.

(2)	Reflects the value of restricted stock units based on the closing price of our common stock of $16.10 on December 31, 2021, the last trading date of the fiscal year.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Benefits Provided in Connection with Termination

If Mr. Sutherland’s employment is terminated as a result of his death, his estate or designated beneficiary will receive any base salary and expenses accrued and owing to Mr. Sutherland as of the date of termination of employment and all benefits due and owing to, or in respect of, Mr. Sutherland under all benefit plans, in accordance with their terms. We refer to these benefits as accrued obligations.

If Mr. Sutherland’s employment is terminated by Illinois Casualty Company (“ICC”) for Cause or by Mr. Sutherland without Good Reason, Mr. Sutherland will receive his accrued obligations, and ICC will make available to Mr. Sutherland and his qualified dependents continued coverage under its insurance plans, as required by the Consolidated Omnibus Budget Reconciliation Act (COBRA), with Mr. Sutherland financially responsible for such coverage.

If Mr. Sutherland’s employment is terminated as a result of his disability, by ICC other than for Cause, or as a consequence of his death or normal retirement under our retirement plans and practices, or by Mr. Sutherland for Good Reason, Mr. Sutherland will receive his accrued obligations, and ICC will make available to Mr. Sutherland and his qualified dependents continued coverage under its insurance plans, as required by COBRA, with Mr. Sutherland financially responsible for such coverage. Additionally, following the execution of a general release in our favor, Mr. Sutherland will be entitled a lump sum payment equal to twelve months of base salary payable within thirty days following termination of employment. Also, beginning on the thirteenth month following termination of his employment and continuing through the eighteenth month following such termination, Mr. Sutherland will receive monthly payments equal to his base salary, which may be offset by any sources of employment or consulting or similar-type sources of income.

In the event of a “Change in Control Good Reason,” as defined in his employment agreement, Mr. Sutherland will receive his accrued obligations, and the Company will make available to Mr. Sutherland and his qualified dependents continued coverage under

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its insurance plans, as required by COBRA, with Mr. Sutherland financially responsible for such coverage. Additionally, in the event that the Company or ICC is sold or merged with another entity during the term of Mr. Sutherland’s employment and, as a result of that sale or merger, his employment is terminated, Mr. Sutherland will also receive a lump sum payment equal to twenty-four months of base salary payable within thirty days following termination of employment.

For purposes of Mr. Sutherland’s employment agreement, (a) Cause shall mean (i) his material breach of his employment agreement, (ii) his gross negligence in the performance or non-performance of any of his material duties or responsibilities under his employment agreement, (iii) the refusal of Mr. Sutherland to implement or adhere to policies or directives of ICCH’s Board of Directors, (iv) his dishonesty, fraud, or willful misconduct with respect to, or disparagement of, the business or affairs of ICC, (v) conduct of a criminal nature or involving moral turpitude (as such term is defined in his employment agreement) under the provisions of any federal, state, or local laws or ordinance or transgression which may have an adverse impact on ICC’s reputation and standing in the community (as determined by ICC in good faith and fair dealing), and/or (vi) his absence from work for five consecutive days for any reason other than vacation, approved leave of absence (such approval not to be unreasonably withheld), or disability or illness pursuant to ICC policy or law; (b) Good Reason shall mean ICC materially breaches the provisions Mr. Sutherland’s employment agreement and he provides at least twenty days prior written notice to ICC of the existence of such breach and his intent to terminate his employment agreement; however, no such termination shall be effective if such breach is cured during such period; (c) Change in Control shall mean the occurrence of any of the following: (i) a merger, consolidation, or division involving ICC and/or the Company, (ii) a sale, exchange, transfer, or other disposition of substantially all of the assets of ICC and/or the Company; (iii) a “person” or “group” (each within the meaning of Section 13(d) of the Exchange Act) becomes the “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of fifty percent (50%) or more of the outstanding shares of our common stock and/or ICCH’s common stock; or (iv) any other change in control similar in effect to any of the foregoing and specifically designated in writing as a “Change in Control” by the Board of Directors of ICCH and/or the Company; and (d) Change in Control Good Reason shall mean the occurrence of the following at any time during the term of Mr. Sutherland’s employment agreement: (i) within six months prior to, or one year after, a Change in Control, ICC terminates his employment (other than for Cause), or (ii) within one year after such Change in Control any of the following occur, if taken without Mr. Sutherland’s express written consent: (A) a material diminution in his authority, duties, or other terms or conditions of employment as the same exist on the date of the Change in Control; (B) any reassignment of Mr. Sutherland to a location greater than one hundred seventy-five miles from the location of his office on the date of the Change in Control, unless such new location is closer to his primary residence than the location of the Change in Control; (C) any material diminution in his base salary; (D) any failure to provide Mr. Sutherland with any benefits enjoyed by him under any of the Company’ or ICC’s retirement, health, life, disability, or other material employee plans in which Mr. Sutherland participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control except for any reductions in benefits or other actions resulting from change to or reductions in benefits applicable to employee’s generally; or (E) any other material breach of his employment agreement.

In October 2016, we entered into change in control agreements with each of Messrs. Smith and Schmeichel, which provides for severance benefits upon the executive’s termination of employment in connection with a change in control. The definition of change in control is the same as contained in Mr. Sutherland’s employment agreement. Each change in control agreement is for a term ending on December 31, 2021, that is automatically renewed for an additional one-year term thereafter unless either party gives their respective notice of intent not to renew at least sixty days prior to January 1st of the subsequent year. Each change in control agreement also provides that the executive may not compete with our business or solicit any of our customers or employees for one year following the termination of such executive’s employment for any reason and during the term of the change in control agreement.

For purposes of the change in control agreement, (a) cause shall mean (i) the executive’s material breach of their respective change in control agreement or any other agreement with the Company or ICC, as applicable, to which such executive is a party, (ii) the executive’s material failure to adhere to any written policy of the Company or ICC generally applicable to their respective employees if such executive has been given thirty days written notice of such failure and a reasonable opportunity to comply with such policy or cure such executive’s failure to comply; (iii) the executive’s appropriation or attempted appropriation of a business opportunity of the Company or ICC, including attempting to secure or securing any business or personal profit in connection with any transaction entered into on behalf of the Company or ICC, as applicable; (iv) the executive’s misappropriation or attempted misappropriation of any of the funds or property (including any intellectual property) of the Company or ICC; (v) the executive’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; or (vi) the executive’s conviction of an offense involving moral turpitude (as such term is defined in the change in control agreement) under the provisions

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of any federal, state, or local laws or ordinances, or such executive’s use of alcohol, narcotics, or illegal drugs to such an extent that will cause a material detrimental effect on the Company or ICC; and good reason shall mean the occurrence of a change in control and the following at any time during the term of the change in control agreement: (i) within six months prior to, or one year after, a Change in Control, the Company or ICC terminates the executive’s employment (other than for Cause), or (ii) any other material breach of the executive’s change in control agreement.

If a good reason occurs, the executive has ninety days thereafter to notify the Company and ICC of such occurrence. If the Company and/or ICC, as applicable, fail to cure such situation within thirty days after such notice, the executive is entitled to, within thirty days from the later of the date of termination of employment or delivery of the notice of termination, a lump sum cash payment equal to sum of (a) one times the executive’s base salary in effect as of the delivery date of the notice of termination, and (b) one times the average cash bonus paid to the such executive within the current calendar year and two calendar years preceding the year in which the notice of termination is delivered. Additionally, upon such occurrence, during the period commencing from the date of termination of employment until the end of the twelfth month after such date, the executive shall be permitted to continue participation in, and the Company and/or ICC, as applicable, shall maintain the same level of contribution for, such executive’s participation in their respective medical/health insurance in effect with respect to such executive during the one year period prior to such executive’s termination of employment or, if the Company and/or ICC, as applicable, is not permitted to provide such benefits because such executive is no longer an employee or as a result of any applicable legal requirement, such executive shall receive a dollar amount, on or within thirty days following the date of termination of employment, equal to the cost to the Company and/or ICC, as applicable, of obtaining such benefits (or substantially similar benefits).

Each of the award agreements related to the grant of RSUs includes a provision that accelerates vesting of the unvested portion of the RSUs upon a “Change in Control” as defined pursuant to the respective equity incentive plan and upon the participant’s termination of employment due to death or disability as defined pursuant to the respective equity incentive plan.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The full Board discusses and considers risk management issues at each of its meetings. The Board will adjust its practices with respect to risk management oversight when it determines it needs to do so and will involve itself in particular areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The individual committee responsibilities with respect to risk oversight are included in their respective Charters. The Enterprise Risk Management Committee consists of Messrs. Schwab (Committee Chair), Clinton, Portes, and Sutherland. The purpose of the Enterprise Risk Management Committee is to review and make recommendations to the Board with respect to financial, reputational, and other issues and risks of the company. In particular, the Enterprise Risk Management Committee works to:

•	review investment policies, strategies, transactions, and performance; and
•	conduct an annual enterprise risk management review and assessment of proposed strategic plans and initiatives.

SHAREHOLDER PROPOSALS

Any shareholder who desires to submit a proposal for inclusion in the proxy materials relating to our 2023 Annual Meeting of Shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to ICC Holdings, Inc. at 225 20th Street, Rock Island, Illinois 61201, Attn: Secretary, no later than December 20, 2022.

In accordance with the Company’s bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in our proxy materials, must comply with the procedures specified in the Company’s bylaws, including providing notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting. For the 2022 Annual Meeting of Shareholders, this period will begin on February 16, 2022, and end on March 18, 2022.

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In accordance with the Company’s bylaws, a shareholder who desires to nominate candidates for election to the Board must comply with the proceeding specified in the bylaws, including providing proper notice of the nomination in writing, delivered, or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting. For the 2022 Annual Meeting of Shareholders, this period will begin on February 16, 2022, and end on March 18, 2022.

If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, proxy holders may exercise discretionary voting authority under proxies that we solicit to vote in accordance with their best judgment on any such shareholder proposal or nomination.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, you are requested to vote your proxy in one of the manners described on page 1 of this Proxy Statement.

By Order of the Board of Directors

/s/ Gerald J. Pepping

Gerald J. Pepping

Chair of the Board

Rock Island, Illinois

April 7, 2022

Table of Contents	ICC Holdings, Inc. 2022 Proxy Statement

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2022 Annual Meeting of Shareholders will be held at 9:00 a.m., Central Daylight Time, on Wednesday, May 18, 2022, accessed virtually via the Internet at www.proxydocs.com/ICCH.

INTERNET VOTING

As a convenience, ICC Holdings, Inc. shareholders may vote their proxies via the Internet at www.proxypush.com/ICCH.  Instructions are in your proxy card that you receive.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information, or address corrections should contact the Company’s transfer agent and registrar:

Philadelphia Stock Transfer, Inc.
2320 Haverford Rd., Suite 230
Ardmore, PA  19003
Phone: 866-223-0448
Fax: 484-416-3597
http://www.philadelphiastocktransfer.com/

CONTACTING ICC HOLDINGS, INC.

For investor relations requests and management’s perspective on specific issues, contact Investor Relations, Attn: Julia Suiter, Esquire, 225 20th Street, Rock Island, Illinois 61201.

ICC  ON THE WEB

Our corporate website is www.ilcasco.com (Information on the website is not incorporated by reference into this Proxy Statement).

Proxy Card

ICC HOLDINGS P.O. BOX 8016, CARY, NC ###-##-#### YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ICCH Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-834-5750 Use any touch-tone telephone, 24 hours a day, 7 days a week Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign, and date your Proxy Card Fold and return your Proxy Card Form in the postage-paid envelope provided ICC Holdings, Inc. Annual Meeting of Stockholders For Stockholders as of March 10. 2022 TIME: Wednesday. May 18. 2022, 9:00 A M . Central Daylight Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ICCH for more details This Proxy is being solicited on behalf of the Board of Directors The undersigned, revoking ail previous proxies, hereby appoints Arron K. Sutherland and Michael R. Smith, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personaly present, to vote all shares of ICC HOLDINGS. Inc. owned by the undersigned at the Annual Meeting of Stockholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR. IF NO DIRECTION IS GIVEN. SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. If you hold shares in any Employee Stock Purchase Plan, or 401(k) Retirement Ran of the Company (the ’Plans'), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Rans. Shares in each of the Plans for which voting instructions are not received by 11:59 P.M., Eastern Time. May 13.2022. or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

ICC Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: Us# dark black pencil or pen only The Board of Directors recommends that you vote "FOR" all of the director nominees in the following Proposal: PROPOSAL YOUR VOTE 80AROOF DIRECTORS RECOMMENDS 1. Elect three (3) Class II director nominees to the Board of Directors of ICC Holdings. Inc . each to servo until the 2025 annual mooting of stockholders, or until the earlier of their resignation, or their respective successors shall have been elected and qualified 1.01 R. Kevin Clinton FOR □ WITHHOLD □ FOR 1.02 Arron K. Sutherland □ □ FOR 1.03 Christine C. Schmitt □ □ FOR The Board of Directors recommends that you vote "FOR" Proposal 2. 2 Ratify the appointment of Johnson Lambert. LLP as the Company's independent registered public FOR □ AGAINST □ ABSTAIN □ FOR accounting firm for the current fiscal year. You must pre-register to attend the meeting online. Authorized Signatures • Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in Joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date